Exhibit 20

Capital One Prime Auto Receivables Trust 2003-1

Automobile Receivable - Backed Notes

Class A-1 1.26% Asset-Backed Notes

Class A-2 1.44% Asset-Backed Notes

Class A-3 1.97% Asset-Backed Notes

Class A-4 2.59% Asset-Backed Notes

Class B 2.33% Asset-Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	8/1/2003	Purchases	Units	Cut-off Date	Closing Date	Original Pool Balance
Monthly Period Ending:	8/31/2003	Initial Purchase	60,188		3/27/2003	$1,000,000,647
Prev. Distribution/Close Date:	8/15/2003	Sub Purchase #1	0			$0
Distribution Date:	9/15/2003	Sub Purchase #2	0			$0
Days of Interest for Period:	31	Total	60,188			$1,000,000,647
Days in Collection Period:	31
Months Seasoned:	5

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of period Aggregate Principal Balance		{1}		849,550,771.88
{2}	Purchase of Subsequent Receivables		{2}		0.00
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	17,646,712.07
	{4}	Prepaid Principal Received	{4}	17,380,308.02
	{5}	Defaulted Receivables Deposit Amount	{5}	132,135.10
	{6}	Principal Portion of Repurchased Receivables	{6}	0.00
	{7}	Cram Down Losses and Other Non-Cash Adjustments	{7}	214.74
	{8}	Total Monthly Principal Amounts	{8}		35,159,369.93
{9}	End of period Aggregate Receivables Balance		{9}		814,391,401.95
{10}	Pool Factor ( {9} / Original Pool Balance)		{10}		0.81

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{11}	Original Aggregate Note Balance	{11}	$220,000,000	$215,000,000	$350,000,000	$192,500,000	$22,500,000	$1,000,000,000
{12}	Beginning of period Note Balance	{12}	$69,550,771	$215,000,000	$350,000,000	$192,500,000	$22,500,000	$849,550,772
{13}	Noteholders’ Principal Distributable Amount	{13}	35,159,370	0	0	0	0	35,159,370
{14}	Noteholders’ Accelerated Principal Amount	{14}	0	0	0	0	0	0
{15}	Optional Note Redemption Principal Amount	{15}	0	0	0	0	0	0
{16}	End of period Note Balance	{16}	$34,391,402	$215,000,000	$350,000,000	$192,500,000	$22,500,000	$814,391,402
{17}	Note Pool Factors ({16} / {11}	{17}	0.1563	1.0000	1.0000	1.0000	1.0000	0.8144
{18}	Principal Payment Per $1,000	{18}	$159.82	$0.00	$0.00	$0.00	$0.00	$159.82

Class A Principal Allocations

{19}	First Allocation of Principal	{19}	12,659,369.93
{20}	Regular Allocation Principal	{20}	22,500,000.00
{21}	Class A-1 Allocation of Principal	{21}	22,500,000.00
{22}	Class A Allocation of Principal	{22}	0.00

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III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:

{23}	Beginning of period Pre-Funding Account Balance	{23}		0.00
{24}	Purchase of Subsequent Receivables	{24}	0.00
{25}	Investment Earnings	{25}	0.00
{26}	Investment Earning Transfer to Collections Account	{26}	0.00
{27}	Payment of Mandatory Prepayment Amount	{27}	0.00
{28}	End of period Pre-Funding Account Balance	{28}		0.00

IV.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{29}	Scheduled and Prepayment Principal Cash Received	{29}	35,027,020.09
{30}	Liquidation Proceeds Collected during Period	{30}	18,120.17
{31}	Receivables Repurchase Amounts	{31}	0.00
{32}	Interest and Fee Collected on Receivables	{32}	4,111,994.91
{33}	Return of Excess Deposit — Prefunding Account	{33}	0.00
{34}	Advances from the Reserve Fund	{34}	0.00
{35}	Reserve Account Excess Amount Release	{35}	298,854.64
	Investment Earnings on Trust Accounts
{36}	Collection Account	{36}	27,538.52
{37}	Transfer from Reserve Fund	{37}	5,824.45
{38}	Transfer from Pre-Funding Account	{38}	0.00
{39}	Optional Note Redemption Prepayment Amount	{39}	0.00
{40}	Total Available Funds	{40}		39,489,352.78

Distributions:
{41}	Trustees’ Fees	{41}	0.00
{42}	Servicing Fees	{42}	353,979.49
{43}	Unpaid Servicing Fees	{43}	0.00
{44}	Change from Prior Unpaid Servicing Fees	{44}	0.00

	Class A Noteholders’ Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Days Basis	Calculated Interest	Coupon Payment Per $1,000
{45}	Class A-1	$69,550,7712	1.26%	31	Actual/360	$75,425	$0.34	{45}	75,425.46
{46}	Class A-2	$215,000,000	1.44%	30	30/360	$258,000	$1.20	{46}	258,000.00
{47}	Class A-3	$350,000,000	1.97%	30	30/360	$574,583	$1.64	{47}	574,583.33
{48}	Class A-4	$192,500,000	2.59%	30	30/360	$415,479	$2.16	{48}	415,479.17
	Class A Noteholders’ Note Interest Shortfall
	Class	Carryover Shortfall		Change from Prior Period		Carryover Shortfall Per $1,000
{49}	Class A-1	$0.00		$0.00		$0.00		{49}	0.00
{50}	Class A-2	$0.00		$0.00		$0.00		{50}	0.00
{51}	Class A-3	$0.00		$0.00		$0.00		{51}	0.00
{52}	Class A-4	$0.00		$0.00		$0.00		{52}	0.00
{53}	First Allocation of Principal							{53}	12,659,369.93
	Class B Noteholders’ Basic Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Days Basis	Calculated Interest	Coupon Payment Per $1,000
{54}	Tranche B	$22,500,000	2.33%	30	30/360	$43,688	1.94	{54}	43,687.50
	Class B Noteholders’ Note Interest Shortfall
	Class	Carryover Shortfall		Change from Prior Period		Carryover Shortfall Per $1,000
{55}	Tranche B	0.00		0.00		0.00		{55}	0.00
{56}	Total Class A Allocation of Principal							{56}	22,500,000.00
{57}	Deposit to Reserve account, to Required Level							{57}	0.00
{58}	Total Class B Allocation of Principal							{58}	0.00
{59}	Optional Note Redemption Amount							{59}	0.00
{60}	Other Amounts Due to the Trustees							{60}	0.00
{61}	Distribution to the equity certificate holder							{61}	2,608,827.90
{62}	Total Distributions							{62}		39,489,352.78

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V.	RECONCILIATION OF RESERVE ACCOUNT:

{63}	Beginning of period Reserve Account balance		{63}		7,221,181.56
{64}	Deposits to Reserve Account - Subsequent Fundings		{64}		0.00
	Subtotal				7,221,181.56
	{65}	Reserve Account Requirement	{65}	6,922,326.92
	{66}	Reserve Account Shortfall / (Excess)	{66}	(298,854.64)
{67}	Withdrawals from Reserve Account		{67}		0.00
{68}	Deposit to Reserve Fund, to Required Level		{68}		0.00
{69}	Withdrawal of Reserve Account Release to Available Funds		{69}		(298,854.64)
{70}	End of period Reserve Account Balance		{70}		6,922,326.92
{71}	Change in Reserve Account Balance from Prior Period		{71}		(298,854.64)
{72}	EOP Shortfall		{72}		0.00

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

OFFICERS’ CERTIFICATE

The undersigned hereby certifies that (i) he or she is an Authorized Officer of Capital One Auto Finance, Inc. (the “Servicer”), and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, the Sales and Servicing Agree ment dated as of March 27, 2003 by and among Capital One Auto Finance, Inc., as Servicer, Capital One Prime Auto Receivables Trust 2003-1, as Issuer, Capital One Auto Receivables, LLC, as Seller, and JPMorgan Chase Bank as Indenture Trustee.

CAPITAL ONE AUTO FINANCE, INC.

Capital One Auto Finance, Inc., as Servicer

By:	/s/ Jeffery Elswick
Name:	Jeffery Elswick
Title:	Manager, Securitization, COAF, Inc.
Date:	09/10/2003

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Exhibit A

Capital One Prime Auto Receivables Trust

Automobile Receivable - Backed Notes 2003-1

Servicer’s Certificate

Class A-1 1.26% Asset-Backed Notes

Class A-2 1.44% Asset-Backed Notes

Class A-3 1.97% Asset-Backed Notes

Class A-4 2.59% Asset-Backed Notes

Class B 2.33% Asset-Backed Notes

Monthly Period Ending 8/31/2003

Distribution Date 09/15/2003

Monthly Period Beginning:	8/1/2003
Monthly Period Ending:	8/31/2003
Prev. Distribution/Close Date:	8/15/2003
Days of Interest for Period:	31
Days in Collection Period	31
Months Seasoned:	5

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{1}	Original Aggregate Note Balance	{1}	$220,000,000	$215,000,000	$350,000,000	$192,500,000	$22,500,000	$1,000,000,000
{2}	Beginning of period Note Balance	{2}	$69,550,772	$215,000,000	$350,000,000	$192,500,000	$22,500,000	$849,550,772
{3}	End of period Note Balance	{3}	$34,391,402	$215,000,000	$350,000,000	$192,500,000	$22,500,000	$814,391,402
{4}	Note Pool Factors ( {3} / {1})	{4}	0.1563	1.0000	1.0000	1.0000	1.0000	0.8144

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Period
{5}	Beginning number of Receivables	{5}	60,188	56,076
{6}	Number of Subsequent Receivables Purchased	{6}	0	0
{7}	Number of Receivables Defaulted during period	{7}	34	6
{8}	Number of Receivables becoming Purchased Receivables during Period	{8}	1	0
{9}	Number of Receivables paid off during period	{9}	5,790	1,706
{10}	Ending number of Receivables	{10}	54,364	54,364

III.	STATISTICAL DATA (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	5.85%	5.85%	5.85%
{12}	Weighted Average Remaining Term of the Receivables	{12}	52.58	48.69	47.86
{13}	Weighted Average Original Term of Receivables	{13}	56.48	56.48	56.48
{14}	Average Receivable Balance	{14}	16,615	15,289.31	14,991

IV.	DELINQUENCY

Receivables with Scheduled Payment delinquent			Units	Dollars	Percentage
{15}	31-60 days	{15}	36	637,489	0.08%
{16}	61-90 days	{16}	24	439,161	0.05%
{17}	91-120 days	{17}	8	148,973	0.02%
{18}	Receivables with Scheduled Payment delinquent more than 60 days at the end of period	{18}	32	588,134	0.07%

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V.	PERFORMANCE TESTS:

Delinquency Ratio:

{19}	Receivables with Scheduled Payment delinquent more than 60 days at the end of period ( line {18})	{19}	588,134
{20}	End of period Current Principal Balance	{20}	814,391,401.95
{21}	Delinquency Ratio {16} + {17} divided by {20}	{21}		0.07%
{22}	Previous Monthly Period Delinquency Ratio	{22}		0.04%
{23}	Second previous Monthly Period Delinquency Ratio	{23}		0.04%
{24}	Average Delinquency Ratio ({21} + {22} +{23}) / 3)	{24}		0.05%

	Compliance with Accelerated Reserve Fund Trigger? (Average Delinquency Ratio for 3 preceding collection periods is less than or equal to 2.25% Yes

Current Net Charge-off Rate:

{25}	Receivables becoming Defaulted Receivables during period	{25}	132,135.10
{26}	Cram Down Losses occurring during period	{26}	0.00
{27}	Liquidation Proceeds collected during period	{27}	18,120.17
{28}	Net Losses during period {25} + {26} - {27}	{28}	114,014.93
{29}	Monthly Annualized Net Charge-Off Ratio {28} / {20}	{29}		0.16%
{30}	Previous Monthly Period Charge-Off Ratio	{30}		0.15%
{31}	Second previous Monthly Period Charge-Off Ratio	{31}		0.10%
{32}	3 Month Average Net Charge-Off Rate ({29}+{30}+{31})/3	{32}		0.14%

	Compliance with Accelerated Reserve Fund Trigger? Average Net Loss Rate is less than or equal to 2.25% Yes

NOTE: “Net Losses during period” for the monthly period ending 7/31/03 were reported as $115,996.70, rather than the correct amount of $104,567.67.  As a result, “Monthly Annualized Net Charge-off Ratio,” derived from net losses, was reported incorrectly for that monthly period as well. “Previous Monthly Period Charge-Off Ratio” has been revised on this report to reflect the proper percentage.

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